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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                                 October 4, 2001
                ------------------------------------------------
                Date of report (Date of earliest event reported)


                                   BUCA, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Minnesota                       0-25721                   41-1802364
------------------------       ------------------------      -------------------
(State of Incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)


                         1300 Nicollet Mall, Suite 5003
                               Minneapolis, Minnesota               55403
                    ----------------------------------------      ---------
                    (Address of Principal Executive Offices)      (Zip Code)


                        Telephone Number: (612) 288-2382
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events.

On October 4, 2001, the company announced that sales in the third quarter ended September 30, 2001 were $44.2 million, an increase of 32% over third quarter sales last year of $33.4 million. Comparable restaurant sales declined 3.8% during the third quarter of 2001 compared to the third quarter of last year. At the end of August 2001, the company's quarter to date comparable restaurant sales were down approximately 1%, with the August comparable restaurant sales down only .2%. In the three weeks after the terrorist attack on September 11, 2001, the company's comparable restaurant sales have improved each week, as compared to comparable restaurant sales experienced in the comparable weeks of last year, with sales down 16% the first week after the attack, down 13% the second week and down only 5% last week.

The company expects to generate earnings per share in the third quarter of 9 cents before one-time non-cash charges of $2.1 million, which represents 8 cents per share after tax. This one time charge is comprised of an asset impairment in the amount of approximately $1.9 million and costs directly related to the tragic attack of approximately $200,000. The asset impairment charge is primarily related to the company's restaurant in Buffalo, New York. This restaurant has been a low volume restaurant and it was down 27% in comparable restaurant sales since September 11, 2001. While this restaurant has improved each week during the last three weeks, the sales volume has declined to a level where the company has deemed it appropriate to write-off all of the assets at this time. The company does not plan to close the restaurant, and has initiated plans to improve sales. The remainder of the one-time charge is primarily related to the costs incurred as a result of the grounding of all flights on September 11, 2001.

As a result of the political and economic uncertainty related to the terrorist attacks, the company has decided to reevaluate its development plans for fiscal 2002. The company has decided to reduce its openings to 14 restaurants next year, a reduction from the 17 restaurants that the company opened in fiscal 2001. Of these 14 restaurants, seven of them are expected to be opened in the first quarter of 2002 and all 14 are expected to be opened before the end of summer 2002. Four of the 14 restaurants will be in new markets and the remaining 10 will be in existing markets. Leases have been executed for all 14 sites and construction already has commenced at nine.

Average weekly sales decreased to $51,700 in the third quarter of fiscal 2001 compared with $55,300 in the third quarter last year. This decrease in average weekly sales is due to a combination of the reduction in comparable restaurant sales and to the reduction in average weekly sales at the restaurants opened in 2001. The company's new 2001 restaurants averaged $51,400 per week in sales in the third quarter. The first two weeks after the tragedy, its new restaurants averaged $43,000 per week in sales and the sales increased to over $45,000 per week in the last week of the quarter.

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The reduction in sales at both existing restaurants and new restaurants had a negative impact on the company's margins in the third quarter of 2001. The sales reduction caused direct and occupancy costs to increase approximately 150 basis points as a percentage of sales during the third quarter of 2001. The company expects that labor costs in the third quarter of 2001 to increase approximately 100 basis points as a percentage of sales from those experienced in the second quarter of 2001 due to the sales reduction. The company expects to see continued pressure on labor costs in the fourth quarter. The company expects that fourth quarter margins in 2001 year will be lower than those experienced last year.

The company no longer expects earnings per share for fiscal 2001 to increase 30 to 33 percent compared to fiscal 2000. The company will give updated guidance on fourth quarter and fiscal 2001 year-end expectations on its regularly scheduled third quarter conference call currently scheduled for Wednesday, October 24.

The company has developed two new strategic initiatives for its restaurants. The first initiative is to offer early opening hours on Saturday. Due to its success in opening early on Sundays for dinner and due to the consumer demand for additional early hours on the weekends, it will begin to test early dinner on Saturday this holiday season.

The company's second strategic initiative is a new 'Buca Per Due,' or 'Buca for Two,' menu that will allow guests to combine portions of the company's baked specialties with portions of several of the company's most popular entree items. The new menu offerings will be served on the company's traditional family style platters, but the company expects that the combination will allow groups of two to four diners to enjoy a wider selection of the company's food when they visit. The company expects to complete the testing of these expanded menu offerings in October and plans to introduce the new pairings prior to Thanksgiving and in time for the busy holiday season.

Some of the information contained in this report is forward-looking and, therefore, involves uncertainties or risks that could cause actual results to differ materially. Such forward-looking statements include expected improvements on comparable restaurant sales, expected earnings per share figures, the expected amount of the one-time charge, the number and timing of new restaurant openings, the timing of testing early opening hours on Saturday during the holiday season and the timing of testing and introduction of the 'Buca Per Due' menu. Comparable restaurant sales results could fluctuate as a result of competition, general economic conditions or changes in consumer preferences or discretionary spending. Actual earnings per share figures and the amount of the one-time charge could differ as a result of the completion of the company's complete review and analysis of third quarter results. The number of restaurants actually opened in the years to come is dependant upon a number of factors, including available capital, locating suitable sites and general economic conditions. The company's ability to generate revenue, as currently expected, unexpected expenses and the need for additional funds to react to changes in the marketplace, including unexpected increases in labor, product and other costs, may impact whether the company has sufficient cash resources to fund its restaurant development plans. The continuation of early opening hours on Saturday

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during the holiday season and the introduction of the 'Buca Per Due'
menu could be delayed based upon results achieved in the testing phase.

Additional factors that could cause actual results to differ include, but not limited to, risks associated with future growth; inability to achieve and manage planned expansion; fluctuations in operating results; the need for additional capital; risk associated with discretionary consumer spending; potential labor shortages; and the company's dependence on governmental licenses. Some of the risk factors are discussed in more detail below:

The Company's Business Could Be Materially Adversely Affected if the Company is Unable to Expand in a Timely and Profitable Manner

To continue to grow, the company must open new BUCA di BEPPO restaurants on a timely and profitable basis. The company has experienced delays in restaurant openings from time to time and may experience delays in the future. Delays or failures in opening new restaurants could materially adversely affect the company's business, financial condition, operating results or cash flows. The company expanded from 11 restaurants at the end of fiscal 1997 to 51 restaurants at the end of fiscal 2000. During fiscal 2001, the company opened 17 new restaurants, increasing the total number of restaurants to 68. The company expects to open a total of 14 restaurants during fiscal 2002. The company's ability to expand successfully will depend on a number of factors, some of which are beyond the company's control, including the:

o  identification and availability of suitable restaurant sites;
o  competition for restaurant sites;
o  negotiation of favorable leases;
o timely development in certain cases of commercial, residential, street or highway construction near the company's restaurants;
o  management of construction and development costs of new restaurants;
o  securing of required governmental approvals, permits and licenses;
o recruitment of qualified operating personnel, particularly Paisano Partners and kitchen managers;
o  competition in new markets; and
o  general economic conditions.

In addition, the company contemplates entering new markets in which the company has no operating experience. These new markets may have different demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns than the company's existing markets, which may cause the company's new restaurants to be less successful in these new markets than in the company's existing markets. Furthermore, a sustained history of operating losses at a restaurant could result in a charge for impairment of assets.


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The Company May Not Be Able to Achieve and Manage Planned Expansion

The company faces many business risks associated with rapidly growing companies, including the risk that the company's existing management, information systems and financial controls will be inadequate to support the company's planned expansion. The company cannot predict whether the company will be able to respond on a timely basis to all of the changing demands that the company's planned expansion will impose on management and these systems and controls. If the company fails to continue to improve management, information systems and financial controls or encounter unexpected difficulties during expansion, the company's business, financial condition, operating results or cash flows could be materially adversely affected.

Furthermore, the company may seek to acquire the operations of other restaurants. To do so successfully, the company would need to identify suitable acquisition candidates, obtain financing on acceptable terms, and negotiate acceptable acquisition terms. Even if the company is successful in completing acquisitions, they may have a material adverse effect on the company's operating results, particularly in the fiscal quarters immediately following the completion of an acquisition, while the acquisition is being integrated into the company's operations. The company does not currently have any definitive agreements, arrangements or understandings regarding any particular acquisition.

Fluctuations in the Company's Operating Results May Result in Decreases in the Company's Stock Price

The company's operating results will fluctuate significantly because of several factors, including the timing of new restaurant openings and related expenses, profitability of new restaurants, increases or decreases in comparable restaurant sales, general economic conditions, seasonality of restaurant sales, consumer confidence in the economy, changes in consumer preferences, competitive factors and weather conditions. As a result, the company's operating results may fall below the expectations of public market analysts and investors. In that event, the price of the company's common stock would likely decrease.

In the past, the company's preopening costs have varied significantly from quarter to quarter primarily due to the timing of restaurant openings. The company typically incurs most preopening costs for a new restaurant within the two months immediately preceding, and the month of, its opening. In addition, the company's labor and operating costs for a newly opened restaurant during the first three to six months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of restaurant sales. Accordingly, the volume and timing of new restaurant openings in any quarter has had, and is expected to continue to have, a significant impact on quarterly preopening costs and labor and direct and occupancy costs. Due to these factors, results for a quarter may not be indicative of results to be expected for any other quarter or for a full fiscal year.


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Because of the Company's Small Restaurant Base, the Company's Operating Results
Could Be Materially Adversely Affected By the Negative Performance of a Small Number of Restaurants

Due to the company's small restaurant base, poor operating results at any one or more restaurants could materially adversely affect the company's business, financial condition, operating results or cash flows. The company's operating results achieved to date may not be indicative of the company's future operating results with a larger number of restaurants in a more diverse geographic area.

Changes in Consumer Preferences or Discretionary Consumer Spending Could Negatively Impact the Company Results

The company's restaurants feature immigrant Southern Italian cuisine served family-style. The company's continued success depends, in part, upon the popularity of this type of Italian cuisine and this style of informal dining. Shifts in consumer preferences away from the company's cuisine or dining style could materially adversely affect the company's future profitability. Also, the company's success depends to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce guest traffic or impose practical limits on pricing, either of which could materially adversely affect the company's business, financial condition, operating results or cash flows.

The Company May Be Unable to Sustain Profitability

The company intends to expend significant financial and management resources on the development of additional restaurants. The company cannot predict whether the company will be able to sustain revenue growth, profitability or positive cash flow in the future. Failure to achieve these objectives may cause the company's stock price to decline and make it difficult to raise additional capital.

The Company Could Face Potential Labor Shortages

The company's success depends in part upon the company's ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and wait staff, necessary to keep pace with the company's expansion schedule. Qualified individuals needed to fill these positions are in short supply in certain areas, and the inability to recruit and retain such individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants, which could have a material adverse effect on the company's business, financial condition, operating results or cash flows. Additionally, competition for qualified employees could require the company to pay higher wages to attract sufficient employees, which could result in higher labor costs.

The Company's Operations Depend on Governmental Licenses

The company's business depends on obtaining and maintaining required food service, health department and liquor licenses for each of the company's restaurants. If the

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company fails to hold all necessary licenses, the company may be forced to delay or cancel new restaurant openings and close or reduce operations at existing locations.

The Company May be Unable to Fund the Company's Significant Future Capital Needs and the Company May Need Additional Funding Sooner Than Anticipated

The company will need substantial capital to finance the company's expansion plans, which require funds for capital expenditures, preopening costs and potential initial operating losses related to new restaurant openings. The company may not be able to obtain additional financing on acceptable terms. If adequate funds are not available, the company will have to curtail projected growth, which could materially adversely affect the company's business, financial condition, operating results or cash flows. Moreover, if the company issues additional equity securities, existing shareholders' holdings may be diluted.

Although the company expects that the net proceeds of the recent private placement, combined with other resources, will be sufficient to fund the company's capital requirements at least through fiscal 2002, this may not be the case. The company may be required to seek additional capital earlier than anticipated if:

o future actual cash flows from operations fail to meet the company's expectations;
o costs and capital expenditures for new restaurant development exceed anticipated amounts;
o the company is unable to obtain sale-leaseback financing of certain restaurants;
o  landlord contributions, loans and other incentives are lower than expected;
o  the company is required to reduce prices to respond to competitive pressures;
   or
o the company is able to secure a greater number of attractive development sites than currently anticipated.

The above factors and other factors are discussed in more detail in the company's Annual Report on form 10-K for the fiscal year ended December 31, 2000, and other reports previously filed with the SEC. The company disclaims any obligation to update forward-looking statements.




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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 5, 2001

                                       BUCA, INC.
                                       (Registrant)


                                       By /s/ Greg A. Gadel
                                          --------------------------------------
                                          Greg A. Gadel
                                          Executive Vice President, Chief
                                          Financial Officer, Treasurer and
                                          Secretary